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                                                                   EXHIBIT 10.36

                    MODIFICATION TO LOAN & SECURITY AGREEMENT
                       AND VARIABLE RATE-INSTALLMENT NOTE

        This Third Modification to Revolving Credit Loan & Security Agreement, and First Modification to Variable Rate-Installment Note (this "Modification") is entered into by and between Versant Corporation, a California corporation ("Borrower") and Comerica Bank-California, a California banking corporation ("Bank") as of June 18, 1999 at San Jose, California.

                                    RECITALS

        A. Bank and Versant Object Technology Corporation, a California corporation (the "Original Borrower") previously entered into that certain Revolving Credit Loan & Security Agreement (Accounts and Inventory) dated as of May 15, 1997, (the "Agreement").

        B. Subsequently, Original Borrower executed that certain Variable Rate-Installment Note dated as of March 19, 1998 in the original principal amount of Two Million, Five Hundred Twenty-Two Thousand, Eighty Nine and 95/100 Dollars ($2,522,089.95), (the "Term Note").

        C.      Thereafter, the Agreement was amended pursuant to the following:
(i) that certain Modification To Loan & Security Agreement dated as of May 6, 1998, (the "First Modification") and (ii) that certain Modification to Loan & Security Agreement dated as of August 11, 1998, (the "Second Modification"). The First Modification, the Second Modification and this Modification are sometime hereinafter referred to collectively as the "Modifications". The Agreement, as amended by the Modifications; the Term Note; and all other instruments and documents executed in connection therewith, are hereinafter referred to collectively as the "Loan Documents".

        D. Subsequent to the Agreement and the Term Note, Original Borrower did, pursuant to that certain Certificate of Amendment of Amended and Restated Articles of Incorporation of Versant Object Technology Corporation dated as of June 10, 1998 and filed on July 14, 1998 under filing No. A0511339, change its corporate name to Versant Corporation, (the "Name Change").

        D. Borrower's obligations under the Loan Documents are secured by, among other things, a first lien priority security interest granted to Bank in and to all of Borrower's assets, including, without limitation, accounts, inventory, machinery, equipment, and cash deposits.

        E. Borrower has now requested that Bank (i) consent to the Name Change, and (ii) modify the terms of the Agreement to extend the term thereof to June 1, 2000 and revise certain covenants contained in the Agreement.

        F. Notwithstanding the provisions of the Agreement, Bank has agreed to consent to the Name Change, and to the further modification of the terms of the Agreement, subject to the terms and conditions set forth below:


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                                    AGREEMENT

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        A. Recitals. The foregoing recitals of facts and understandings of the parties are incorporated herein as the agreement of the parties.

        B. Modification of the Agreement. The Agreement is hereby modified as set forth below:

                1. Section 1.5. Section 1.5 is amended by adding the following at the end thereof:

                "and (3) one hundred percent (100%) of accounts with respect to which the account debtor does not have its principal place of business in the United States and that are insured by FCIA on terms satisfactory to bank, but in no event in excess of an aggregate sum for all such accounts of Two Million Dollars ($2,000,000.00)."

                2.      Section 2.

                        a. Section 2.1 Paragraph 1.31 and 2.1 of the Agreement are hereby deleted in their entirety, and replaced with the following:

                "2.1    Upon the request of Borrower, made at any time and from
time to time during the term hereof, but in no event, more frequently than once during any calendar week, and so long as no Event of Default has occurred, Bank shall lend to Borrower an amount equal to the Borrowing Base; provided, however, that in no event shall Bank be obligated to make advances to Borrower under this
Section 2.1 whenever the Daily Balance exceeds, at any time, either the Borrowing Base or the sum of Five Million Dollars ($5,000,000), such amount being referred to herein as an "Overadvance", however, reserving therefrom the aggregate sum of One Million Five Hundred Thousand Dollars ($1,500,000) for the issuance of Letters of Credit, (the "Letter of Credit Sublimit") subject to the following:

                Bank agrees from time to time during the term of this Agreement to (i) issue Letters of Credit for the account of Borrower containing terms and conditions acceptable to Bank, provided however that (a) no Letter of Credit shall have an expiration date beyond the Maturity Date (as defined in Section
3.1 of this Agreement), and (b) no Letter of Credit shall be issued unless, on the date of the proposed issuance of any Letter of Credit the advances available to Borrower hereunder are equal to 100% of the face amount of such Letter of Credit, (ii) each Letter of Credit shall be subject to the additional terms and conditions required by Bank in connection with the issuance thereof, and (iii) each draft paid by Bank under a Letter of Credit shall be deemed an advance under this Agreement and shall be subject to the terms hereof."

                        b. Section 2.2. Section 2.2 is hereby amended by deleting therefrom the first sentence in its entirety, and replacing it with the following:

                "Except as herein below provided, the Credit shall bear interest, on the Daily Balance owing, at a rate of Two (2.0) percentage points per annum above the Base Rate (the "Rate")."

                3. Section 3. Section 3.1 is hereby amended by deleting therefrom the first sentence in its entirety, and replacing with the following:


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                        "3.1    This Agreement shall remain in full force and
effect until June 1, 2000, or until sooner terminated by notice by Borrower (such date being the "Maturity Date")."

                4.      Section 6.

                        a.      Section 6.16. The following sub-sections of
Section 6.16 are hereby amended as follows:

                                (i)     by adding the following to the end of
sub-section b. thereof:

                                . . . "In addition, Borrower shall deliver to
Bank, within fifteen (15) days of the end of each month, a company prepared profit and loss statement, balance sheet and statement of cash flow reflecting comparatives of actual financial results, versus the projected financial results."

                                (ii)    by adding the following to the end of
sub-section c. thereof:

                                . . ."and in addition, a Borrowing Base
Certificate on a weekly basis as of the end of the business day of each Friday, to be delivered to Bank on or before Wednesday of the immediately following week."

                        b.      Section 6.17. The following sub-sections of
Section 6.17 are hereby deleted in their entirety and replaced with the following:

                                "b. Tangible Effective Net Worth in an amount
not less than $1,900,000 plus 100% of the net proceeds of any additional equity capital made available to Borrower;

                                d.      A Liquidity Ratio ( defined as (a) the
sum of (i) cash plus (ii) accounts receivable to (b) the sum of the balance outstanding under this Agreement, plus (ii) the current portion of long term debt, plus (iii) accounts payable of not less than 2.25:1.0 on a fiscal quarterly basis commencing with the quarter ending September 30, 1999;

                                e.      none; and

                                f.      net operating cash, as defined in FASB
95 and 102, equal to or greater than $600,000 per quarter commencing with quarter ending September 30, 1999; . . . "

                                g.      Net income after taxes of at least One
Dollar ($1.00), for each fiscal quarter of Borrower commencing with the fiscal quarter ending September 30, 1999.

                        c. Section 6.27 Section 6.27 is hereby added at the end of Section 6.

                "6.27 Borrower shall perform all acts reasonably necessary to ensure that: (i)Borrower and any business in which Borrower holds a substantial interest, and (ii) all customers, suppliers and vendors that are material to Borrower's business, become Year 2000 Compliant in a timely manner. Such acts shall include, without limitation, performing a comprehensive review and assessment of all Borrower's systems and adopting a detailed plan, with itemized budget, for the remediation, monitoring and testing of such systems. As used in this paragraph, "Year 2000 Compliant" shall mean, in regard to any entity, that all software, hardware, firmware, equipment, goods or systems utilized by or material to the business operations or financial condition of such entity, will properly perform date sensitive functions before, during and after the year 2000. Borrower shall, immediately upon request, provide to


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Bank such certifications or other evidence of Borrower's compliance with terms of this section as Bank may from time to time require."

                5.      Cash Collateral Account. Pursuant to the provisions of
Section 4.5 of this Agreement, Borrower hereby agrees that it shall maintain a "dominion of funds" lock box account into which all proceeds of accounts shall be deposited. Such account has been, or will be established by Borrower with Bank under account No. 1891-170456 (the "Cash Collateral Account"). Borrower hereby acknowledges that the Cash Collateral Account constitutes a portion of the Collateral as defined in the Agreement.

        B. Modification of Term Note. Effective with the Effective Date, (as defined below) the Term Note is hereby amended by changing the rate of interest which is accruing on any unpaid balance thereunder from the Bank's base rate from time to time in effect plus one-half of one percent (.50%) per annum; to, the Bank's base rate from time to time in effect plus two and one-half percent (2.50%) per annum.

        C.      General Provisions.

                1. Modification Fee. In consideration for Bank's willingness to enter into this Modification, Borrower shall pay to Bank in cash, as a non-refundable fee, the sum of Fifty Thousand Dollars ($50,000) on or before the Effective Date, (the "Modification Fee").

                2. Legal Effect. Except as specifically set forth in this Modification, all of the terms and conditions of the Loan Documents shall remain in full force and effect in accordance with their original terms and conditions, and Borrower hereby affirms, ratifies and approves the Loan Documents executed by Original Borrower all as if the same had been executed and delivered by Borrower. Wherever the term "Borrower" is used in the Loan Documents, it shall hereafter mean Versant Corporation.

                3. Further Documents. Borrower hereby agrees to execute any documents requested by Bank to effectuate this Modification, including without limitation a resolution authorizing this Modification, and the Loan Documents.

                4. Definitions. Unless otherwise defined herein, the capitalized terms used herein shall have the definitions set forth in the Loan Documents.

                5. Integration. This is an integrated Modification, and supersedes all prior negotiations and agreements regarding the subject matter hereof.

                6. Release. Borrower does hereby release, discharge and acquit Bank, and its officers, directors, shareholders, agents and employees, and their respective successors, heirs and assigns, (collectively, the "Released Parties") of and from any and all rights, claims, demands, obligations, liabilities, indebtedness, breaches of contract, breaches of duty or any relationship, acts, omissions, misfeasance, malfeasance, causes of action, promises, damages, costs, losses and expenses of every kind, nature, description or character, and irrespective of how, why or by reason of what facts, which could or may be claimed to exist, whether known or unknown, suspected or unsuspected, liquidated or unliquidated, claimed or unclaimed, whether based on contract, tort, breach of any duty, or other legal or equitable theory or recovery, each as though fully set forth herein at length, which in any way arise out of, are connected with or relate to the Loan, as the same has been modified by this Modification, or the administration of the Loan, as well as any action or inaction of the Released Parties or any of them with respect to the Loan or the administration thereof. Notwithstanding the foregoing, this release shall not


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apply to the extent of any such rights, claims or the like arising from any acts or omissions of the Released Parties after the Effective Date.

                As to all matters being released by Borrower pursuant to the provisions hereof, Borrower waives any and all rights which it may have under the provisions of California Civil Code section 1542 or under any comparable statute or rule of law. California Civil Code section 1542 provides:

                A General Release does not extend to claims which the creditor does not know or suspect to exist in his favor at the time of executing the release which if known by him must have materially affected his settlement with the debtor.

                7. Effective Date. For purposes of this Modification, the term "Effective Date" shall mean the date upon which there shall have been delivered to Bank, in form and substance satisfactory to Bank, and its counsel, duly executed and acknowledged as appropriate, this Modification, a new Certified Copy of Borrowing Resolutions (Corporation), financing statements, updated schedules of Borrower's intellectual property, filing of documents with the U.S. Patent and Trade Office and U.S. Copyright Office as necessary to continue the perfection of Bank's security interest in Borrower's intellectual property, the Modification Fee, and such other documents and completion of such other matters as Bank shall reasonably deem necessary or appropriate.







Signatures Contained On Following Page.






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        IN WITNESS WHEREOF, the parties hereto have executed this Modification as of the day and year first written above.


            BORROWER:

VERSANT CORPORATION,
a California corporation

By:       _________________________
          Gary Rhea

Its:      Chief Financial Officer


          BANK:

COMERICA BANK-CALIFORNIA,
a California banking corporation

By:       _______________________________
          Roland Tucker

Its:      Vice President


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